UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 11, 2010

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

_________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01	Other Events

In connection with the pending merger (the “Merger”) of New Communications Holdings Inc. (“Spinco”), a subsidiary of Verizon Communications Inc. (“Verizon”), with and into Frontier Communications Corporation (the “Company”), the Company has agreed that it will make capital investments in territories within West Virginia that the Company will acquire from Verizon in connection with the Merger, to be used for broadband deployment, service quality improvements and other capital expenditures by December 31, 2013.  These investments are consistent with the Company’s investment plan for those territories and include the amounts disclosed to the West Virginia Public Service Commission and which are required to be spent by the order of that Commission approving the transaction.  The Company will, among other things, obtain a letter of credit in the amount of $190 million and deposit $60 million into an escrow account to support these investments.  The terms and conditions of the letter of credit and escrow remain to be finalized.

The description of the Merger above does not purport to be complete and is qualified in its entirety by reference to the Agreement and Plan of Merger by and among Verizon, Spinco and the Company, dated as of May 13, 2009, as amended (the “Merger Agreement”), a copy of which was attached as Exhibit 2.2 to the Registration Statement on Form S-4 filed by Frontier on July 24, 2009, and is incorporated herein by reference.

The information set forth in the press release issued by Frontier Communications Corporation on June 15, 2010, attached hereto as Exhibit 99.1, is incorporated herein by reference.

Forward-Looking Language

This communication contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of management’s views and assumptions regarding future events and business performance.  Words such as “believe,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements.  Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  These risks and uncertainties are based on a number of factors, including but not limited to:  Our ability to complete the acquisition of access lines from Verizon; continuing effectiveness of all regulatory approvals for the Verizon transaction and any adverse conditions contained in required regulatory approvals for the transaction; for two years after the merger, we may be limited in the amount of capital stock that we can issue to make acquisitions or to raise additional capital; our indemnity obligation to Verizon may discourage, delay or prevent a third party from acquiring control of us during the two year period following the merger in a transaction that our stockholders might consider favorable; the ability to successfully integrate the Verizon operations into Frontier’s existing operations; the effects of increased expenses due to activities related to the Verizon transaction; the ability to successfully migrate Verizon’s West Virginia operations from Verizon owned and operated systems and processes to Frontier owned and operated systems and processes; the risk that the growth opportunities and cost synergies from the Verizon transaction may not be fully realized or may take longer to realize than expected; the sufficiency of the assets to be acquired from Verizon to enable us to operate the acquired business; disruption from the Verizon transaction making it more difficult to maintain relationships with customers, employees or suppliers; the effects of greater than anticipated competition requiring new pricing, marketing strategies or new product or service offerings and the risk that we will not respond on a timely or profitable basis; reductions in the number of our access lines that cannot be offset by increases in High Speed Internet subscribers and sale of other products; our ability to sell enhanced and data services in order to offset ongoing declines in revenue from local services, switched access services and subsidies; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation; the effects of changes in the availability of federal and state universal funding to us and our competitors; the effects of competition from cable, wireless and other wireline carriers (through voice over internet protocol (VOIP), DOCSIS 3.0, 4G or otherwise); our ability to adjust successfully to changes in the communications industry and to implement strategies for growth; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability, or increase the cost, of financing; continued reductions in switched access revenues as a result of regulation, competition and/or technology substitutions; the effects of changes in both general and local economic conditions on the markets we serve, which can affect demand for our products and services, customer purchasing decisions, collectability of revenue and required levels of capital expenditures related to new construction of residences and businesses; our ability to effectively manage service quality; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to our customers; changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulators; our ability to effectively manage our operations, operating expenses and capital expenditures, and to repay, reduce or refinance our debt; the effects of bankruptcies and home foreclosures, which could result in difficulty in collection of revenues and loss of customers; the effects of technological changes and competition on our capital expenditures and product and service offerings, including the lack of assurance that our ongoing network improvements will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical, retiree and pension expenses and related funding requirements; changes in income tax rates, tax laws, regulations or rulings, and/or federal or state tax assessments; the effects of state regulatory cash management policies on our ability to transfer cash among our subsidiaries and to the parent company; our ability to successfully renegotiate union contracts expiring in 2010 and beyond; declines in the value of our pension plan assets, which could require us to make contributions to the pension plan in 2011 and beyond; our ability to pay dividends in respect of our common shares, which may be affected by our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes and our liquidity; the effects of any unfavorable outcome with respect to any of our current or future legal, governmental or regulatory proceedings, audits or disputes; the possible impact of adverse changes in political or other external factors over which we have no control; and the effects of hurricanes, ice storms or other natural disasters.  These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings.  We undertake no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statement, whether as a result of new information, future events or otherwise unless required to do so by securities laws.

Additional Information and Where to Find It

This communication is not a substitute for the definitive prospectus/proxy statement included in the Registration Statement on Form S-4 that Frontier filed, and the SEC has declared effective, in connection with the proposed transactions described in the definitive prospectus/proxy statement.  INVESTORS ARE URGED TO READ THE DEFINITIVE PROSPECTUS/PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING DETAILED RISK FACTORS.  The definitive prospectus/proxy statement and other documents filed or to be filed by Frontier with the SEC are or will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to Frontier, 3 High Ridge Park, Stamford, CT 06905-1390, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

99.1	Press Release of Frontier Communications Corporation released on June 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: June 17, 2010	By:/s/ Robert J. Larson
Robert J. Larson
Senior Vice President and
Chief Accounting Officer